Exhibit 99.77Q1

 Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 2,876
Domini Social Equity Fund - Class A Shares $ 48
Domini Social Equity Fund - Institutional Shares $ 1,764
Domini Social Equity Fund - Class R Shares $ 505

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.1535
Domini Social Equity Fund - Class A Shares $ 0.2621
Domini Social Equity Fund - Institutional Shares $ 0.2621
Domini Social Equity Fund - Class R Shares $ 0.2597

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 17,789
Domini Social Equity Fund - Class A Shares 189
Domini Social Equity Fund - Institutional Shares 7,269
Domini Social Equity Fund - Class R Shares 1,747

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $31.56
Domini Social Equity Fund - Class A Shares $10.12
Domini Social Equity Fund - Institutional Shares $19.65
Domini Social Equity Fund - Class R Shares $9.40